UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2007

Tapestry Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24320	84-1187753
(State of incorporation)	(Commission File Number)	IRS Employer Identification No.)

4840 Pearl East Circle, Suite 300W

Boulder, Colorado 80301

(Address of principal executive offices and zip code)

(303) 516-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 15, 2007, Tapestry Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a five year lease agreement (the “Lease Agreement”) with 2945 Wilderness Place, LTD covering approximately 29,301 square feet of office and laboratory space into which the Company intends to consolidate its Colorado administrative and research and development operations.  The Company has two options to extend the lease for five years.  In accordance with the Lease Agreement, the Company will take possession of the premises on November 1, 2007 for purposes of making necessary renovations.

The Company will be required to make rental payments commencing on the earlier of (i) January 1, 2008 or (ii) the date on which the Company actually begins occupancy of the premises.  The monthly base rent to be paid by the Company during each year of the Lease Agreement is set forth below.  The Company is also responsible for paying certain operating costs under the Lease Agreement, including utilities, maintenance and real estate taxes.

Lease Year	Monthly Rent Payment
1	$31,742.75
2	$32,963.63
3	$34,184.50
4	$35,405.38
5	$36,626.25

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2007	TAPESTRY PHARMACEUTICALS, INC.

	By:	/s/ Kai Larson
	Name:	Kai Larson
	Title:	Vice President, General Counsel